UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3956444
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

500 West Putnam Ave. Suite 400
Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, Par Value $0.001	OTC Marketplace

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.      ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.      ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.     ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

This registration statement relates to the common stock, par value $0.001 per share (the “Common Stock”), of BoxScore Brands, Inc. (“Registrant”). The description under the heading “Description of Securities” relating to the Registrant’s Common Stock in the Registrant’s Registration Statement filed on Form S-1 (File No. 333-165972), originally filed under the Securities Act of 1933, as amended from time-to-time, with the Securities and Exchange Commission on September 7, 2010, is incorporated herein by reference. In addition, any description of the Common Stock contained in a form of prospectus relating to a registration statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

ITEM 2. EXHIBITS.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the OTC Marketplace and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: 12 January 2023	BOXSCORE BRANDS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Chief Executive Officer

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